Exhibit 10.24

CORE SCIENTIFIC, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Award Agreement”) is made effective as of DATE (the “Grant Date”) by and between Core Scientific Holding Co., a Delaware corporation (the “Company”), and NAME (the “Grantee”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Core Scientific Holdco (f/k/a MineCo Holdings, Inc.) 2018 Omnibus Incentive Plan (the “Plan”).

R E C I T A L S:

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock units provided for herein to the Grantee pursuant to the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.	Number of Restricted Stock Units Subject to this Award: (“RSUs”)

2.	Vesting Commencement Date:

3.	Vesting: The RSUs shall be subject to both a time vesting condition and a transaction-based vesting condition as set forth in clauses (i) and (ii) below.

(i)

Time-Vesting Condition. Twenty five percent (25%) of the RSUs shall time vest on each of the first four (4) anniversaries of the Vesting Commencement Date, subject to the Grantee’s continued Service with the Company on each applicable time vesting date (“Time Vesting Condition”).

(ii)

Transaction-based Vesting Condition. The RSUs shall transaction-based vest upon the earlier of a Change in Control or the initial Public Offering of equity securities of the Company (“Transaction-based Vesting Condition”).

Both the Time Vesting Condition and the Transaction-based Vesting Condition must be satisfied in order for the RSUs to vest (such RSUs, the “Vested RSUs”). The date in which both the Time Vesting Condition and the Transaction-based Vesting Condition has been satisfied with respect to any RSUs shall be referred to as a “Vesting Date.”

4.	Termination of Service

If the Grantee’s service is terminated for Cause or the Grantee breaches any restrictive covenants in favor of the Company to which the Grantee is a party, all Vested RSUs, unvested RSUs and any Shares received in connection with the settlement of RSUs shall be forfeited.

In the event the Grantee’s Service is terminated for any reason other than for Cause, any RSUs that have not satisfied the Time Vesting Condition as of the date of such termination shall be forfeited. The RSUs that have satisfied the Time Vesting Condition as of the date of such termination (the “Time Vested RSUs”) shall remain outstanding and eligible to vest for three (3) years following the date of such termination. If the Time Vested RSUs satisfy the Transaction-based Vesting Condition on or prior to the third (3rd) anniversary of the date of termination of the Grantee’s Service, such RSUs shall be settled in accordance with Section 5 or if the Time Vested RSUs do not satisfy the Transaction-based Vesting Condition on or prior to the third (3rd) anniversary of the date of termination of the Grantee’s Service, the Time Vested RSUs shall be immediately forfeited for no consideration on such third (3rd) anniversary.

For purposes of this Award Agreement, “Service” shall mean, the Grantee’s service as an employee, director, advisor, consultant or independent contractor with the Company or a Subsidiary.

5.	Settlement of Restricted Stock Units

(i)

Settlement Schedule. Vested RSUs shall be settled as soon as reasonably practicable following the Vesting Date but in no event later than March 15th of the year following the calendar year in which the Vesting Date occurs (such date of settlement, the “Settlement Date”); provided that the Company shall have the sole and absolute discretion to determine the Settlement Date during such period.

(ii)

Conversion of RSUs and Issuance of Shares. Upon settlement, one share of Common Stock shall be issuable for each Vested RSU (the “Settlement Shares”) subject to the terms and provisions of the Plan and this Award Agreement. Prior to the issuance of any Settlement Shares, Grantee shall enter into a joinder to the Company’s shareholder agreement or other similar agreement in a form to be provided by the Company under which the Settlement Shares will be subject to transfer restrictions, voting agreements and other obligations to be provided therein. No fractional shares shall be issued under this Award Agreement.

(iii)

Right to Settlement Shares. Grantee shall not have any right in, to or with respect to any of the Settlement Shares (including any voting rights) issuable under the Award until the Award is settled by the issuance of such Settlement Shares to Grantee.

(iv)

Award is Unfunded. By entering into this Award Agreement and accepting the Award, Grantee acknowledges that the Company has not formally funded the award of RSUs and that Grantee is considered a general unsecured creditor of the Company with respect to such award.

6.

No Right to Continued Service. The granting of the RSUs evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Grantee and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of such Grantee.

7.

Taxes. Grantee is ultimately liable and responsible for all taxes owed in connection with the Award, regardless of any action the Company or any of its Affiliates takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any of its Affiliates makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares issuable pursuant to the Award. The Company and its Affiliates do not commit to structure the Award to reduce or eliminate Grantee’s tax liability, and are under no obligation to do so. Prior to the issuance of any Settlement Shares, the Grantee shall be required to pay to the Company or its Affiliates, and the Company and its Affiliates shall have the right and are hereby authorized to withhold, any applicable withholding taxes in respect of the RSUs or any payment or transfer under or with respect to the RSUs and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. If the Grantee has not paid the required minimum applicable tax withholding amount to the Company, as determined by the Company, within thirty (30) days following the applicable Settlement Date, the RSUs and any Settlement Shares issuable thereunder shall be forfeited for no consideration. The minimum applicable tax withholding amount may be paid by the Grantee as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, through a procedure whereby the Grantee delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the applicable tax withholding amount; or (iii) to the extent permitted by the Committee in its sole discretion, by having Common Stock otherwise deliverable to the Grantee in respect of the RSUs with a Fair Market Value equal to the minimum applicable tax withholding amount, withheld by the Company.

8.

Legends. Grantee acknowledges that, unless a registration statement shall then be in effect covering the resale of the Settlement Shares, any certificate representing the Settlement Shares shall bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS (A) EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS IN THE OPINION OF COUNSEL TO THE SHAREHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, REASONABLY SATISFACTORY TO THE ISSUER AND (B) IN COMPLIANCE WITH THE TERMS OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND ANY AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS THERETO.”

Unless a Public Offering shall have been consummated, any certificate representing the Settlement Shares shall bear the following additional legend:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Core Scientific, Inc. (the “Company”) 2018 Omnibus Incentive Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated [____]. Copies of such Plan and Agreement are on file at the principal office of the Company.”

9.

Restriction on Sale upon Public Offering. Grantee agrees that, in the event the Company files a registration statement or other offering statement in connection with a Public Offering, Grantee will not, without the prior written consent of the Company, effect any public sale or distribution of any of the Settlement Shares (other than as part of such Public Offering), including but not limited to pursuant to Rule 144 or Rule 144A under the Securities Act, for the duration (not to exceed 20 days prior to and the 180 days after the effective date of such registration statement or offering statement) specified by and to the extent requested by the Company and an underwriter or sales agent of the Common Stock or other securities of the Company at any time during such period except Common Stock (or other securities) included in such registration or qualified offering; provided, however, that (i) all officers and directors of the Company and all persons with registration rights with respect to the Company’s capital stock enter into similar agreements; and (ii) the restrictions applicable to Grantee are no more restrictive than those applicable to any other shareholder, director or officer of the Company. Grantee further understands and acknowledges that any sale, transfer or other disposition of the Settlement Shares by Grantee following a Public Offering will be subject to compliance with, and may be limited under, the federal securities laws and/or state “blue sky” laws.

10.

Registration. As soon as practicable following a Public Offering, the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all of the Shares evidenced hereby, to the extent such Shares are eligible for registration on Form S-8 (or other applicable form for registration relating to the sale of securities to employees or other service providers in a Company equity incentive plan).

11.

Section 409A. The intent of the parties is that payments or issuance of Settlement Shares under this Award Agreement comply with or be exempt from Section 409A of the Code and, accordingly, to the maximum extent permitted, this Award Agreement shall be interpreted to be in compliance therewith or exempt therefrom, as applicable. If any other payments due or issuance of Settlement Shares to the Grantee hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, the Company may (i) adopt such amendments to the Award Agreement, including amendments with retroactive effect, that the Company determines necessary or appropriate to preserve the intended tax treatment of the payments or issuance of Settlement Shares provided by the Award Agreement and/or (ii) take such other actions as the Company determines necessary or appropriate to comply with the requirements of Section 409A. A termination of Service shall not be deemed to have occurred for purposes of this Award Agreement providing for the payment of any amounts or issuance of Settlement Shares that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment or issuance thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of this Award Agreement relating to any such payment or issuance, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If the Grantee is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then, notwithstanding any other provision herein, with regard to any payment or issuance of Settlement Shares that is considered nonqualified deferred compensation under Section 409A payable on account of a “separation from service,” such payment or issuance shall not be made or provided prior to the date which is the earlier of (A) the expiration of the six-month period measured from the date of such “separation from service” of the Grantee, and (B) the date of the Grantee’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments or issuances of Settlement Shares delayed pursuant to this Section 11 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) shall be paid to the Grantee in a lump sum or issued to the Grantee on the first business day following the Delay Period, and any remaining payments or issuances due under this Award Agreement shall be paid or issued in accordance with the normal payment dates specified for them herein. Nothing contained in this Award Agreement shall constitute any representation or warranty by the Company regarding compliance with Section 409A. The Company has no obligation to take any action to prevent the assessment of any additional income tax, interest or penalties under Section 409A on any person and the Company, its subsidiaries and affiliates, and each of their employees and representatives shall not have any liability to the Grantee with respect thereto.

12.

Limitation on Rights; No Right to Future Grants; Extraordinary Item. By entering into this Award Agreement and accepting the Award, Grantee acknowledges that: (i) the Plan is discretionary and may be modified, suspended or terminated by the Company at any time as provided in the Plan; (ii) the grant of the Award is a one-time benefit and does not create any contractual or other right to receive future grants of awards or benefits in lieu of awards; (iii) all determinations with respect to any such future grants, including but not limited to the times when awards will be granted, the number of shares subject to each award, the award price, if any, and the time or times when each award will be settled, will be at the sole discretion of the Company; (iv) Grantee’s participation in the Plan is voluntary; (v) the Award is not part of normal or expected compensation for any purpose; (vi) the future value of the Common Stock subject to the Award is unknown and cannot be predicted with certainty; (vii) neither the Plan, the Award nor the issuance of the Shares confers upon Grantee any right to continue to provide services to the Company or an Affiliate; and (viii) the grant of the Award will not be interpreted to form an employment relationship with the Company or any Affiliate.

13.	Miscellaneous

(i)

Entire Agreement. The Award Agreement (including the Plan and the Company’s shareholders agreement) constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(ii)	Waiver. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(iii)

Successors and Assigns. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s assigns and the legal representatives, heirs and legatees of the Grantee’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(iv)

Choice of Law. THE VALIDITY, CONSTRUCTION, INTERPRETATION, ADMINISTRATION AND EFFECT OF THE PLAN, AND OF ITS RULES AND REGULATIONS, AND RIGHTS RELATING TO THE PLAN AND TO THIS AWARD AGREEMENT, SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS, BUT NOT THE CHOICE OF LAW RULES, OF THE STATE OF DELAWARE.

(v)

Mutual Waiver of Jury Trial. TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AWARD AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

(vi)

Amendment. The Committee may amend or alter this Award Agreement and the RSUs granted hereunder at any time; provided that, no such amendment or alteration shall be made without the consent of the Grantee if such action would materially diminish any of the rights of the Grantee under this Award Agreement or with respect to the RSUs. The Board may amend the Company’s shareholder agreement without the consent of the Grantee, whether before or after the Grantee becomes a party thereto.

(vii)

Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(viii)

Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Unit Award Agreement as of the date first written above.

CORE SCIENTIFIC HOLD CO.

By:

Agreed and acknowledged as of the date first above written:

GRANTEE

[Signature Page to RSU Award Agreement]